UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Allogene Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue, South San Francisco, California 94080

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (650) 457-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 13, 2024, Allogene Therapeutics, Inc. (the “Company”) entered into (i) an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”) and (ii) a securities purchase agreement (the “Securities Purchase Agreement”) with certain of its directors and executive officers (as described further below), relating to the issuance and sale in a registered offering of an aggregate of 37,931,035 shares of the Company’s common stock, par value $0.001 per share. The offering price was $2.90 per share, which was the closing price per share on the Nasdaq Stock Market on May 13, 2024. The gross proceeds to the Company from the offering are expected to be approximately $110.0 million, before deducting the underwriting discount and commissions and estimated offering expenses payable by the Company. The closing of the offering is expected to occur on May 16, 2024, subject to the satisfaction of customary closing conditions.

Each of the Underwriting Agreement and the Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter (as applicable), including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement and the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Securities Purchase Agreement, Arie Belldegrun, M.D., a member of the Company’s Board of Directors and a greater than 5% stockholder, David Chang, M.D., Ph.D., the Company’s President and Chief Executive Officer, a member of the Company’s Board of Directors and a greater than 5% stockholder, and Geoffrey Parker, the Company’s Chief Financial Officer, are each purchasing from the Company 344,828 shares at the offering price of $2.90 per share.

The offering is being made pursuant to an effective registration statement on Form S-3 and accompanying base prospectus (File No. 333-277951), and a prospectus supplement thereunder.

The foregoing summaries of the Underwriting Agreement and Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibit 1.1 and 10.1 to this report, respectively. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about the Company’s expectations with respect to the completion of the offering and the timing thereof, as well as the expected gross proceeds from the offering. Words such as “expect”, “may,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the SEC, including in the section captioned “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and between the Company and Goldman Sachs & Co. LLC, dated May 13, 2024

5.1	Opinion of Cooley LLP

10.1	Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated May 13, 2024

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer

Dated: May 14, 2024